                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated August 14, 1996, on the consolidated financial statements of INBRAND Corporation and subsidiaries (the Company) appearing in the Company's 1996 Annual Report to Shareholders which is incorporated by reference in this annual report on Form 10-K for the year ended June 29, 1996.





                            JOSEPH DECOSIMO AND COMPANY
                            a Tennessee Registered Limited Liability Partnership


Chattanooga, Tennessee
September 26, 1996